Exhibit 99

FOR IMMEDIATE RELEASE	For more information:
April 1, 2015	Jason Graham
Chief Financial Officer
414-224-2884
jason.graham@jmg.com

Journal Media Group launches as NYSE: JMG

Company Formed Following Close of Journal Communications/Scripps
Transactions

MILWAUKEE—Journal Media Group (NYSE: JMG) launched today following the closing of the merger and spin-off transactions between Journal Communications, Inc. and The E.W. Scripps Company (NYSE: SSP).

As part of the transactions, Scripps and Journal spun-off and then merged their newspaper publishing operations to form the new company while also merging their respective broadcast operations under Scripps.

The new Journal Media Group will operate the Milwaukee Journal Sentinel, formerly the flagship of Journal Communications, Inc., and its affiliated digital products, as well as daily newspapers and affiliated digital products formerly operated by Scripps in 13 U.S. markets, including the Naples Daily News, the Knoxville News Sentinel, The Commercial Appeal in Memphis and the Corpus Christi Caller-Times.

“As dawn broke across our markets this morning, Journal Media Group continued a vital and proud tradition of providing communities with compelling public service journalism. That tradition started with the commitment of media pioneers Edward W. Scripps and Lucius W. Nieman and has continued for more than 130 years under the stewardship of The E.W. Scripps Company and Journal Communications,” said Tim Stautberg, president and CEO of Journal Media Group. “The opportunity to be more engaged and more meaningful in the lives of our customers has never been bigger, and we look forward to transforming our relationships with both consumers and the advertisers who wish to reach them.”

Jason Graham, senior vice president, CFO and treasurer of Journal Media Group, acknowledged the company’s starting capital structure — lauded early on as a major benefit of the new company.  “In addition to our company’s many strategic assets, we are launching with a solid balance sheet and no debt,” he said.  “We’re excited to have the financial flexibility to make strategic decisions that will help our enterprise navigate the ongoing transformation of the local media landscape.”

Journal Media Group has approximately 3,000 employees nationwide and is headquartered in Milwaukee.

In the Journal/Scripps transaction, Wells Fargo Securities acted as exclusive financial advisor to Scripps; Evercore Partners acted as exclusive financial advisor to the Scripps family, and Methuselah Advisors acted as exclusive financial advisor to Journal Communications.

Effective today, trading in Journal Communications stock (NYSE: JRN) has been discontinued.

About Journal Media Group

Headquartered in Milwaukee, Journal Media Group (NYSE: JMG) is a media company with print and digital publishing operations serving 14 U.S. markets in eight states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, including, but not limited to, competition in the markets served by the newspaper businesses of Journal Communications, Inc. (“Journal”) and The E.W. Scripps Company (“Scripps”), respectively; the possibility that expected synergies and value creation from the newspaper mergers will not be realized, or will not be realized in the expected time period; the risks that Journal’s and Scripps’ respective newspaper businesses will not be integrated successfully; inability to retain and attract qualified personnel; disruption from the newspaper mergers, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; our expectations regarding the period during which we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act; and changes in economic, business or political conditions, or licensing requirements or tax matters.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

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